Exhibit 10.2

PARTICIPATION AGREEMENT

INVESCO GALAXY BITCOIN ETF

This Participant Agreement (this “Agreement”) is entered into between Invesco Capital Management LLC (the “Sponsor”), [__________] (the “Participant”), and is subject to acceptance by Invesco Galaxy Bitcoin ETF (the “Trust”) and The Bank of New York Mellon (the “Transfer Agent”). The Transfer Agent serves as the transfer agent of the Trust. The Sponsor and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein.

As provided in the Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”) as currently in effect and described in the Trust’s Prospectus (the “Prospectus”) included as part of the Registration Statement, as amended, on Form S-1 (the “Registration Statement”) as currently effective and on file with the Securities and Exchange Commissions (the “SEC”) and as the same may be amended from time to time thereafter or any successor registration statement (on Form S-1 or otherwise), units of fractional undivided beneficial interest in and ownership of the Trust (“Shares”) may be created or redeemed only in aggregations of shares, as identified in the Prospectus (a “Creation Unit”). Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus. This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units.

The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

1.

STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that with respect to orders for the creation or redemption of Creation Units by means of the Fed Book Entry System or DTC, it is eligible to utilize the Fed Book Entry System and/or DTC and it is a DTC Participant (as defined in the Trust’s Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units through the Fed Book-Entry System and/or DTC, subject to the procedures for creation and redemption referred to in Sections 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Sponsor and the Transfer Agent of such change.

The Participant further represents that it is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified, registered and/or licensed to act as a broker or dealer, or is otherwise exempt, as required according to all applicable laws of the state(s) in which the Participant conducts its activities as defined hereunder. The Participant shall comply with all applicable U.S. federal laws and all applicable rules of the SEC and the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Participant agrees to conform to the rules of FINRA (if it is a member of FINRA), and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. The Participant understands and acknowledges that, for example, because new Shares can be created and issued on an ongoing basis, at any point during the life of a Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring. The Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting an order for the creation of Creation Unit(s).

If the Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in the second paragraph of this Section 1, the Participant shall, with respect to the Participant’s transactions in, and activities regarding, the Shares (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

The Participant has entered into an Agreement with at least one of the custodians of the Trust (each, a “Custodian” and collectively, the “Custodians”) to establish an account (the “Participant Bitcoin Account”) for depositing and holding bitcoin. The Participant shall maintain such Participant Bitcoin Account for purposes of effecting receipt and delivery of bitcoin to/from the Trust’s account with such Custodian(s) to facilitate in-kind creation and redemption transactions.

2.

EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, the Trust Agreement, this Agreement and the procedures described in Attachment A to this Agreement. The Trust expects that creation and redemption transactions will take place in kind (“In-Kind Transactions”), unless the Trust permits or requires creation and redemption transactions to be in cash (“Cash Transactions”). In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to amend its Prospectus and the Trust Agreement and to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, and the Sponsor agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

Any bitcoin to be transferred in connection with any In-Kind Transaction order shall be transferred between the Participant Bitcoin Account and a Trust account established for such transfers pursuant to the Trust Agreement (each a “Bitcoin Custody Account”) in accordance with the Prospectus, this Agreement and the procedures described in Attachment A hereto. Any cash transferred in connection with any Cash Transaction order shall be transferred between the between the Participant’s bank account (“Participant Bank Account”) and a

Trust account established for such transfers pursuant to the Trust Agreement (the “Cash Custody Account” and together with the Bitcoin Custody Accounts, the “Custody Accounts”). When placing an order to create one or more Creation Units, the Participant must designate the Participant Bitcoin Account or Participant Bank Account that will transmit bitcoin or cash to one of the Trust’s Custody Accounts. When placing an order to redeem one or more Creation Units, the Participant must designate the Participant Bitcoin Account or Participant Bank Account to which the Trust will transmit bitcoin. Participant acknowledges that the Trust and the Sponsor can determine in their discretion which Custody Account will receive bitcoin or cash from or transmit bitcoin or cash to the Participant Bitcoin Account or Participant Bank Account, as applicable, and Participant agrees to transact with the Custody Account specified by the Trust and the Sponsor in connection with each Creation Unit transaction. The Participant shall be responsible for all costs and expenses relating to or connected with any transfer of bitcoin or cash between the Participant Bitcoin Account or Participant Bank Account and a Custody Account, including any late fees and other charges, if any, for which the Trust or Sponsor becomes responsible in the event that bitcoin or cash is not transferred from the Participant Bitcoin Account or Participant Bank Account in accordance with this Agreement.

The Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption until it has received confirmation of receipt from the applicable Custodian of the Participant’s bitcoin or cash transfer to one of the Trust’s Custody Accounts (in the case of a creation), or the confirmation of receipt of incoming security transfer via the Fed Book Entry System and/or DTC (in the case of a redemption).

The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create or redeem a Creation Unit (“Order”) may not be revoked by the Participant after its delivery to and acceptance by the Sponsor. Notwithstanding the foregoing, the Sponsor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Participant to cancel any Purchase Order or Redemption Order (as defined in Attachment A) before the applicable order cut-off time specified in Attachment A. In the event that the Sponsor and/or the Transfer Agent cancels a Purchase Order or Redemption Order at the Participant’s request, the Participant agrees to bear reasonable exchange or processing fees, if applicable. A form of Creation/Redemption Order Form is attached hereto as Attachment B.

As set forth in Attachment A, the Sponsor shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Redemption Order (i) it determines not to be in proper form; (ii) the acceptance or receipt of which could, in the opinion of counsel to the Sponsor, be unlawful; or (iii) if circumstances outside the control of the Sponsor, the Transfer Agent or the Trust’s Custodians, as applicable, make it, for all practical purposes, not feasible to process Creation Units. The Sponsor shall reject a Purchase or Redemption Order if it believes that such order would have adverse tax consequences to the Trust or its shareholders. The Sponsor shall notify the Participant prior to such rejection of its intention to reject such Purchase Order or Redemption Order and (to the extent it is permitted to do so) the reason for such rejection, and in the event that the rejection was due to the Purchase Order or Redemption Order not being in proper form, to the extent possible, provide the Participant an opportunity to place the Purchase Order or Redemption Order in proper form prior to rejection. Neither the Sponsor nor the Transfer Agent shall be liable to any person by reason of the rejection of any Purchase Order or Redemption Order.

Notwithstanding the foregoing, the Sponsor will promptly cause to be returned to the Participant upon rejection of a Purchase Order or Redemption Order all consideration, including Shares, bitcoin or cash tendered by the Participant, including any transaction fees, in respect of such rejected Purchase Order or Redemption Order.

3.

ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant shall have no authority in any matter or in any respect to act as agent of the Sponsor, the Transfer Agent, the Custodians or the Trust.

(a) In executing this Agreement, the Participant agrees, in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(b) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Sponsor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Sponsor necessary for the Trust to comply with its obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, and (ii) to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Trust or the Sponsor of sufficient quantities to allow mailing thereof to such customers. None of the Sponsor, the Trust or any of their respective affiliates shall use the names, addresses and other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 3, or as may otherwise be required by applicable law.

(c) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(d) The Participant further represents that its Anti-Money Laundering Program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Sec. 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the Act and (viii) allows for appropriate regulators to examine its AML books and records.

(e) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Sponsor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Sponsor, as attorney and proxy for the Participant under this Section 3(e), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys. For the avoidance of doubt, the Shares will not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. It shall be the responsibility of the Participant to instruct the Sponsor in writing as to which Shares will be voted by the Sponsor as attorney, agent and proxy and provide the Sponsor with any notices it receives with respect to voting Shares.

4.	PARTICIPANT REPRESENTATIONS; MARKETING MATERIALS; IDENTIFICATION IN REGISTRATION STATEMENT.

(a) The Participant represents, warrants and agrees that it will not make any representations concerning the Trust, the Creation Units or the Shares other than those consistent with the then current Prospectus or any promotional or sales literature furnished to the Participant by the Sponsor or the Trust, or any such other information or materials permitted by clause (b) of this Section 4, or filed by the Trust with the SEC or made available on any website controlled Sponsor or the Trust. Participant shall not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or the Trust that are not consistent with the Trust’s then-current Prospectus. Copies of the then-current Prospectus and any such printed supplemental information or amendments thereto will be supplied by the Sponsor to the Participant in reasonable quantities upon request.

(b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Trust (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Sponsor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Sponsor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or the SEC, as applicable, by the Participant, and shall comply with all applicable rules and regulations of FINRA and the SEC.

(c) The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through a Participant and on an in-kind basis, as applicable, as described in the Prospectus. Further, the Participant understands that the Trust will not be registered as an investment company under the Investment Company Act of 1940, as amended. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination; provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for the purpose of marketing shares and comply with all applicable rules and regulations of FINRA or the SEC, or (ii) for internal use by the Participant and other materials that include information, opinions or recommendations relating to Shares.

Participant will be identified in the Prospectus , Marketing Materials, or on the Trust’s website to the extent required by law, rule, or other regulation. If the Participant is identified in the Prospectus, Marketing Materials, or on the Trust’s website, within a reasonable amount of time upon the termination of this Agreement, (i) the Sponsor shall remove such identification from the Prospectus in the amendment of either the Registration Statement or a supplement to the Prospectus, as applicable, next occurring after the date of the termination of this Agreement and (ii) the Sponsor shall promptly update the Trust’s website to remove any identification of the Participant as an authorized participant of the Trust.

5.	TITLE TO BITCOIN / TRUST SHARES.

(a) The Participant represents and warrants on behalf of itself and any party for which it acts that, upon delivery of bitcoin to a Custodian, the Trust will acquire good and unencumbered right to such bitcoin, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such bitcoin imposed by any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares.

(b) The Participant represents and warrants that it will not submit a Redemption Order with the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Trust. In the event that the Sponsor, the Trust and/or the Transfer Agent reasonably believes that the Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Trust and/or the Sponsor or the Transfer Agent, upon consultation with the Trust, may reject without liability the Participant’s Redemption Order.

6.

FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay, the Transaction Fee prescribed in the Prospectus applicable to creations or redemptions, or, when applicable, the Transaction Fee and such additional amounts as may be prescribed pursuant to the Prospectus. The Transaction Fee and such additional amounts may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus.

7.

AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested from time to time thereafter, the Participant shall deliver to the Sponsor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized officer, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). A form of such certificate is attached hereto as Attachment C. Such certificate may be accepted and relied upon by the Sponsor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Sponsor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Sponsor and the Transfer Agent and such notice shall be effective upon receipt by both the Sponsor and the Transfer Agent.

8.	INDEMNIFICATION. This Section 8 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Sponsor, Transfer Agent and the Trust, as well as their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant, unless such breach occurred as a result of the Authorized Participant’s reasonable adherence on instructions reasonably given to it by such AP Indemnified Party; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement, unless such failure occurred as a result of the Authorized Participant’s reasonable adherence on instructions reasonably given to it by such AP Indemnified Party; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as the Participant, except that the Participant shall not be required to indemnify a Sponsor Indemnified Party to the extent that such failure was caused by the Participant’s adherence to instructions given or representations made by the Sponsor, or any Sponsor Indemnified Party, as applicable; (iv) any breach by the Participant of any representation provided in this Agreement or provided pursuant to Attachment A; or (v) actions of such Sponsor Indemnified Party in reliance upon any instructions issued and reasonably believed by the Sponsor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Sponsor and the Transfer Agent in accordance with the terms of Section 7 hereto. The Participant and the Sponsor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Sponsor Indemnified Party arising out of Sponsor Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Sponsor Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iii) above, Sponsor Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Sponsor of the Trust, (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Sponsor, in connection with the Participant’s acting in its capacity as an authorized participant, or (v) any untrue statement of a material fact contained in the Registration Statement of the Trust or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Participant’s acting in its capacity as an authorized participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Participant Indemnified Party arising out of Participant Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Participant Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iv) above, Participant Indemnified Party’s failure to promptly acknowledge Sponsor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Sponsor Indemnified Party or Participant Indemnified Party, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the Sponsor Indemnified Party or Participant Indemnified Party.

The indemnity agreements contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of the Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or

by or on behalf of the Sponsor, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Sponsor, for itself and on behalf of the Trust, Sponsor Indemnified Party, and the Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any proceeding against it or any AP Indemnified Party or Sponsor Indemnified Party, as the case may be, relating to this Agreement and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement.

9.	ACKNOWLEDGEMENT. The Participant acknowledges receipt of the Prospectus and represents that it has reviewed such document and understands the terms thereof.

10.

NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified U.S. first class mail, return receipt requested, or by electronic mail, telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices shall be given or sent as follows:

If to the Sponsor:

Invesco Capital Management LLC

3500 Lacy Road, Suite 700

Downers Grove, Illinois 60515

Attn: Head of Legal, US ETFs

If to the Trust:

Invesco Galaxy Bitcoin ETF

3500 Lacy Road, Suite 700

Downers Grove, Illinois 60515

Attn: Head of Legal, US ETFs

If to the Transfer Agent

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attn: ETF Services Group

If to the Participant

[         ]

[         ]

[         ]

Attn: [         ]

All notices to the Trust, Sponsor, Transfer Agent and Participant shall be directed to the address or telephone or email provided by such party in writing, except in the case of communications by the Sponsor or Transfer Agent to the Participant during, or as part of, the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Sponsor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, the Sponsor and the Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

11.

TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days’ prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Sponsor from time to time upon ten (10) days’ prior written notice (unless such notice is otherwise waived) by the following procedure. The Sponsor will provide a copy of the amendment to the Transfer Agent and the Participant via electronic mail. Any such amendment will become effective ten (10) days after such transmission. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

12.

PROSPECTUS. The Sponsor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing prospectuses and, where applicable, any printed supplemental information, to the purchasers of any Shares. The Sponsor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. The Sponsor will make such revised, supplemented or amended prospectus available to the Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 13 when the Participant has received such revised, supplemented or amended prospectus by email to the address noted for the Participant in Section 11, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

13.

NO PROMOTION. Each of the Trust and the Sponsor agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising, publicity, or otherwise the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or Sponsor has been approved or endorsed by the Participant. Notwithstanding the foregoing, the Trust may name the Participant and describe the Participant’s role as an authorized participant of the Trust in the Prospectus to the extent required by law, rule, or other regulation. Furthermore, the Sponsor and the Participant agree that they will not, without the prior written consent of the other party in each such instance, disclose the terms of this Agreement, except for use in accordance with this Agreement or to the parties’ respective officers, directors, employees, agents and representatives for use in accordance with this Agreement or as required by any applicable law or regulatory body. This provision shall survive termination or expiration of this Agreement.

14.	COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

15.

GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of Illinois having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

16.

ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all, of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Sponsor may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

17.

SEVERANCE. If any provision of this Agreement is held by any court pursuant to any Act, Regulation, Rule or decision or by any other governmental or supranational body or authority or regulatory or self regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and all parties shall remain responsible for all actions or omissions not relating to such provision and the invalidity, illegality or unenforceability of such provisions shall not affect the validity, legality or enforceability of the other provisions of this Agreement, so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the parties to this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement the effective date of which shall be date of the last dated signature below (the “Effective Date”).

INVESCO CAPITAL MANAGEMENT LLC
SPONSOR

BY:
Name:
TITLE:
DATE:

[PARTICIPANT]
PARTICIPANT

BY:
Name:
TITLE:
DATE:

Accepted by:

INVESCO GALAXY BITCOIN ETF
By Invesco Capital Management LLC
As Sponsor of Invesco Galaxy Bitcoin ETF

BY:
Name:
TITLE:
DATE:

BANK OF NEW YORK MELLON
TRANSFER AGENT

BY:
Name:
TITLE:
DATE:

ATTACHMENT A

CREATION AND REDEMPTION PROCEDURES

Scope of Procedures and Overview

This Attachment A to the Participant Agreement (the “Participant Agreement”) supplements the Participant Agreement, the Prospectus and the Trust Agreement with respect to the procedures (the “Procedures”) to be used in processing (1) a creation order for the creation of one or more Baskets (as defined below) (“Creation Order”) of Shares of Invesco Galaxy Bitcoin ETF (the “Trust”) and a (2) redemption order for the redemption of one or more Baskets (as defined below) (“Redemption Order”) of Shares of the Trust. Shares may be created or redeemed only in blocks of 5,000 Shares (each such block, a “Basket”) for the Trust.

For purposes of these Procedures, a “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges are open for regular trading.

Baskets are issued pursuant to the Prospectus, which will be obtained by each Participant from the Trust’s website at http://www.Invesco.com or its successor thereof and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be created and redeemed on any Business Day.

Creation Orders and Redemption Orders are, collectively, the “Orders.”

Authorized Participants (“Participants”) may submit Orders to the Transfer Agent (i) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, which is incorporated by reference herein (the “Website Based Orders”), and (ii) by telephone (and faxed order form(s)) according to these Procedures as provided in Annex I (the “Telephone/Fax Based Orders”).

The Participant must execute the Electronic Access Service Agreement (“ESA”) with the Transfer Agent in order for a Participant to be able to submit Website Based Orders. RSA SecurID token cards are issued to each of the Authorized Persons, which may be used to access the Transfer Agent’s website and input Orders as described herein and pursuant to the Authorized Participant Interface User Guide, incorporated herein by reference.

“Order Cut-Off Time” means, for an in-kind transaction, 4:00 p.m. Eastern time for a T+1 Order, and for a cash transaction, 2:30 p.m. Eastern time for a T+1 Order.

“Creation Order Date” means a Business Day on which an order to create one or more Creation Baskets was placed by a Participant with the Transfer Agent by the Order Cut-Off Time.

“Redemption Order Date” means a Business Day on which an order to redeem one or more Creation Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time.

“Settlement Time” means any time within two Business Days immediately following the Creation Order Date or the Redemption Order Date, as applicable.

“Redemption Distribution” means, subject to deduction of any tax or other governmental charges due thereon, the cash in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of the Trust as of the close of the Trading Session of the exchange on the Redemption Order Date.

“Creation Basket” means the number of shares issued or redeemed by the Trust in a creation or redemption transaction as set forth in the Prospectus.

“Creation Basket Deposit” means the quantity of bitcoin required to create each Creation Basket in a creation transaction as determined by the Administrator each Business Day.

Each Participant is responsible for ensuring that the Creation Basket Deposit and/or the Creation Basket it intends to transfer to the Trust in exchange for Creation Baskets or redemption proceeds, as applicable, is available for transfer to such Trust in the manner and at the times described in these Procedures.

Participants will be required to pay a nonrefundable per order transaction fee of $250 to the Transfer Agent (the “Transaction Fee”).

IMPORTANT NOTES:

•	Any Creation Order is subject to acceptance or rejection by the Transfer Agent, in consultation with the Sponsor, for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	Any Redemption Order is subject to acceptance or rejection by the Transfer Agent, in consultation with the Sponsor, for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

TRANSFER AGENT CONTACT INFORMATION:

BNY Mellon ETF Order Desk

240 Greenwich Street

New York, NY 10286

Email: BNYMETFOrderDesk@bnymellon.com

Phone: 1-844-545-1258

Fax: 1-732-667-9478 / 9549

ANNEX I

WEBSITE BASED ORDERS

AND

TELEPHONE/FAX BASED ORDERS

CREATION PROCEDURES

1.	PLACING A CREATION ORDER.

Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A TELEPHONE/FAX BASED ORDER, THE TELEPHONE CALL OR FAX IN WHICH THE CONFIRMATION NUMBER IS ISSUED INITIATES THE CREATION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE CREATION ORDER. A CREATION ORDER IS CONSIDERED A COMPLETE CREATION ORDER ONLY UPON RECEIPT OF THE CONFIRMATION NUMBER.

Creation Orders for Creation Baskets may be initiated only on Business Days. Creation Orders may only be made in whole Creation Baskets of the Trust.

To begin a Creation Order, an Authorized Person of the Participant may telephone the Transfer Agent at 1-844-545-1258 or such other number as the Sponsor designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Authorized Person place the Creation Order. To do so, the Authorized Person must provide the appropriate ticker symbol when referring to the Trust. After the Authorized Person has placed the Creation Order, the Transfer Agent will read the Creation Order back to the Authorized Person. The Authorized Person then must confirm that the Creation Order has been taken correctly by the Transfer Agent. If the Authorized Person confirms that the Creation Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Authorized Person.

All Creation Orders may also be placed by an Authorized Person as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A CREATION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE TRUST, A CREATION ORDER FOR CREATION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE ORDER CUT-OFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE CREATION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. CALLS THAT ARE PLACED BEFORE

THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone or fax Creation Order has been placed by the Participant not later than the Order Cut-Off Time, and other provisions contained in these procedures, the Sponsor will accept the Creation Order on behalf of the Trust and will confirm in writing to the Participant that its Creation Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Creation Order is received. Once the Creation Order has been approved by the Sponsor, the Sponsor will sign or time-stamp the Creation Order and send that Creation Order to the Transfer Agent.

Typically, if a Web-Based Order is submitted, the Sponsor may confirm the order on-line. Alternatively, if the Sponsor prefers to confirm Orders via fax, the Transfer Agent will download and print the Order Form and fax it to the Sponsor for review and approval. Upon receipt of the Order Form signed by the Sponsor, the Transfer Agent will issue an email confirmation to the Participant and the Sponsor to reflect the Order status (approval or cancellation).

3.	QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Creation Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Creation Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Creation Order within 15 minutes after the Creation Order has been called into the Transfer Agent.

4.	REJECTING OR SUSPENDING CREATION ORDERS.

The Sponsor reserves the absolute right to reject acceptance of a Creation Order or Creation Basket Deposit if (i) the Sponsor or Transfer Agent has determined the Creation Order or Creation Basket Deposit is not in proper form; (ii) the Sponsor has determined the acceptance or receipt of which would have adverse tax consequences to the Trust or to the Shareholders; (iii) the acceptance or receipt of which could, in the opinion of counsel to the Sponsor, be unlawful; or (iv) circumstances outside the control of the Sponsor or the Transfer Agent make it for all practical purposes not feasible to process Creation Baskets. The Sponsor shall notify the Participant of a rejection of any Creation Order. The Sponsor may not revoke a previously accepted Creation Order, as defined in these Procedures.

Neither the Sponsor nor its delegate will be liable to any person or in any way for any loss or damages that may result from any such rejection.

5.	DETERMINATION OF PAYMENT AMOUNT.

As promptly as practicable following the publication of the net asset value of the Trust and the net asset value per Share of the Shares on the Creation Order Date, the Sponsor shall communicate to the Participant the amount of bitcoin or cash necessary for the Creation Basket Deposit and details of the method of payment (e.g., wiring instructions) required for the Creation Basket Deposit.

6.	CONTRACTUAL SETTLEMENT.

The Creation Basket Capital Contribution must be delivered through the DTC to an account at the DTC maintained by the Custodian on behalf of the Sponsor and the Trust, or Federal Fund Wire, on or before the Settlement Time, together with the applicable Transaction Fee. The Creation Basket will be credited to the Participant at the Settlement Time. The Custodian on behalf of both the Sponsor and the Trust will cause the Trust to deposit the Creation Basket with the DTC in accordance with the DTC’s customary procedures, for the credit of the account of the Participant that placed the Creation Order.

REDEMPTION PROCEDURES

1. PLACING A REDEMPTION ORDER.

Participants may submit Website Based Orders or Telephone/Fax Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A TELEPHONE/FAX BASED ORDER, THE TELEPHONE CALL OR FAX IN WHICH THE CONFIRMATION NUMBER IS ISSUED INITIATES THE REDEMPTION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REDEMPTION ORDER. A REDEMPTION ORDER IS CONSIDERED COMPLETE ONLY UPON RECEIPT OF THE CONFIRMATION NUMBER.

Redemption Orders may be initiated only on Business Days. Redemption Orders may only be made in whole Creation Baskets of the Trust.

To begin a Redemption Order, the Authorized Person of the Participant may telephone the Transfer Agent at 1-844-545-1258 or such other number as the Sponsor designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Authorized Person place the Redemption Order. To do so, the Authorized Person must provide the appropriate ticker symbol when referring to the Trust. After the Authorized Person has placed the Redemption Order, the Transfer Agent will read the Redemption Order back to the Authorized Person. The Authorized Person then must confirm that the Redemption Order has been taken correctly by the Transfer Agent. If the Authorized Person confirms that Redemption Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Authorized Person.

All Redemption Orders may also be placed by an Authorized Person as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE TRUST, A REDEMPTION ORDER FOR CREATION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE ORDER CUT-OFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE REDEMPTION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. CALLS THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone or fax Redemption Order has been placed by the Participant not later than the Order Cut-Off Time, and except as otherwise provided in these procedures, the Sponsor will accept the Redemption Order on behalf of the Trust and will confirm in writing to the Participant that its Redemption Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Redemption Order is received. Once the Redemption Order has been approved by the Sponsor, the Sponsor will sign or time-stamp the Redemption Order and send that Redemption Order to the Transfer Agent.

Typically, if a Web-Based Order is submitted, the Sponsor may confirm the order on-line. Alternatively, if the Sponsor prefers to confirm Orders via fax, the Transfer Agent will download and print the Order Form and fax it to the Sponsor for review and approval. Upon receipt of the Order Form signed by the Sponsor, the Transfer Agent will issue an email confirmation to the Participant and the Sponsor to reflect the Order status (approval or cancellation).

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Redemption Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Redemption Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Redemption Order within 15 minutes after the Redemption Order has been called into the Transfer Agent.

4. REJECTING OR SUSPENDING REDEMPTION ORDERS.

The Sponsor shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations. The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Settlement Time, (i) for any period during which an Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. The Sponsor will reject a Redemption Order if the order is not in proper form or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor shall notify the Participant of a rejection or suspension of any Redemption Order. The Sponsor may not revoke a previously accepted Redemption Order, as defined in these Procedures.

Neither the Sponsor nor its delegate will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

5. DETERMINATION OF CASH DISTRIBUTION.

In the event of a hard fork or other similar event, as promptly as practicable following the publication of the net asset value of the Trust and the net asset value per Share of the Shares on the Redemption Order Date, the Sponsor shall communicate to the Participant the amount of cash to be delivered in the Redemption Distribution.

6. CONTRACTUAL SETTLEMENT.

The Creation Baskets must be credited to an account at the DTC maintained by the Custodian along with the Transaction Fee on or before the Settlement Time. The Redemption Distribution shall be delivered through the DTC to the account of the Participant as recorded on the book entry system of the DTC at the Settlement Time.

ATTACHMENT B

CREATION / REDEMPTION ORDER FORM

(for use only in connection with ______________ orders)

INVESCO GALAXY BITCOIN ETF

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone Order Number: 1-844-545-1258; Fax Number: 1-732-667-9478 / 9549

ALL ITEMS IN PART I MUST BE COMPLETED BY THE AUTHORIZED PARTICIPANT. THE SPONSOR, THE TRANSFER AGENT, AND/OR THE TRUST, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. DEFINED TERMS SET FORTH BELOW SHALL HAVE THE MEANING AS SET FORTH IN THE PARTICIPANT AGREEMENT.

I. TO BE COMPLETED BY AUTHORIZED PARTICIPANT

Date: _______________________	Time: ____________________	Authorized Person: _______________

Firm Name: ____________________________________________________	NSCC/DTC Participant Number: ____________

Telephone Number: __________________	Fax Number: ______________________

Type of Order (Check one):	CREATION ☐	REDEMPTION ☐

Indicate Order Type:

☐ Standard Order (In-Kind)

☐ Cash Order

The Authorized Participant represents and warrants that it will not redeem a Creation Basket unless it, or the party for which it is acting, as the case may be, first owns outright or has a reasonable basis to believe that it can acquire the requisite number of Shares to be redeemed as a Creation Basket.

THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST’S CURRENT REGISTRATION STATEMENT, THE ETF ORDER PROCEDURES AND THE AUTHORIZED PARTICIPANT AGREEMENT.

Number of Creation Baskets (CU) Being Transacted: Number: ___________________ Number Written Out: ________________
(One Creation Basket = 5,000 Shares)

ORDER NUMBER: ______________________
(To be entered by Authorized Participant after issuance	Authorized Person’s Signature
by telephone representative)

II. TO BE COMPLETED BY TRANSFER AGENT

This certifies that the above order has been:

☐ Accepted	☐ Declined -Reason: __________________________________________

___________________	__________________	________________________________________________
Date	Time	Authorized Signature

ATTACHMENT C

CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Invesco Galaxy Bitcoin ETF Participant Agreement.

Authorized Participant: _______________________

DTC Participant Number: _______________________

Authorized Person(s)

Name|Title	Phone|E-mail	Signature

Name|Title	Phone|E-mail	Signature

Name|Title	Phone|E-mail	Signature

Name|Title	Phone|E-mail	Signature

The undersigned does hereby certify that the persons listed above have been duly authorized to act as Authorized Persons pursuant to the Invesco Galaxy Bitcoin ETF Participant Agreement.

.

By:
Name:
Title:
Date: